As filed with the Securities and Exchange Commission on March 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rhythm Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-2159271
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 Berkeley Street
12th Floor
Boston, MA 02116

(Address of Principal Executive Offices)

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full Title of the Plan)

Hunter Smith

Chief Financial Officer
Rhythm Pharmaceuticals, Inc.
222 Berkeley Street
12th Floor
Boston, MA 02116
(857) 264-4280

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share
2017 Equity Incentive Plan	1,759,870	(2)	$18.33	(3)	$32,258,417.10	(3)	$4,187.14
2017 Employee Stock Purchase Plan	439,968	(4)	$18.33	(5)	$8,064,613.44	(5)	$1,046.79
Total	2,199,838				$40,323,030.54		$5,233.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2017 Equity Incentive Plan (the “EIP”) or the 2017 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)	Represents additional shares of common stock authorized for issuance under the EIP pursuant to the provisions of the EIP that provide for an automatic annual increase in the number of shares authorized for issuance under the EIP.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to this offering under Rules 457(c) and 457(h) of the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the EIP are based on the average of the high and low price per share of the Registrant’s common stock as reported on The Nasdaq Global Market (“Nasdaq”) on February 27, 2020, which is equal to $18.33.
(4)	Represents additional shares of common stock authorized for issuance under the ESPP pursuant to the provisions of the ESPP that provide for an automatic annual increase in the number of shares authorized for issuance under the ESPP.
(5)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to this offering under Rules 457(c) and 457(h) of the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the ESPP are based on the average of the high and low price per share of the Registrant’s common stock as reported on Nasdaq on February 27, 2020, which is equal to $18.33.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,759,870 shares of common stock of Rhythm Pharmaceuticals, Inc. (the “Company”) to be issued pursuant to the Rhythm Pharmaceuticals, Inc. 2017 Equity Incentive Plan (the “EIP)” and an additional 439,968 shares of common stock of the Company to be issued pursuant to the Rhythm Pharmaceuticals, Inc. 2017 Employee Stock Purchase Plan (the “ESPP”). The Company previously registered shares of its common stock for issuance under the EIP and the ESPP on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2017 (File No. 333-220925) and February 13, 2019 (File No. 333-229642), and registered additional shares of its common stock for issuance under the EIP on a Registration Statement on Form S-8 filed with the Commission on March 14, 2018 (File No. 333-223647). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Exhibit Index

Exhibit Number	Exhibit Description	Filed Herewith

5.1	Opinion of Morgan, Lewis & Bockius LLP.	X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.	X

23.2	Consent of Morgan, Lewis & Bockius LLP. Reference is made to Exhibit 5.1.	X

24.1	Power of Attorney. Reference is made to the signature page hereto.	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts on March 2, 2020.

RHYTHM PHARMACEUTICALS, INC.

By:	/s/ Hunter Smith
Hunter Smith
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Keith M. Gottesdiener and Hunter Smith and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith M. Gottesdiener	Chief Executive Officer, President and Director	March 2, 2020
Keith M. Gottesdiener	(Principal Executive Officer)

/s/ Hunter Smith	Chief Financial Officer and Treasurer	March 2, 2020
Hunter Smith	(Principal Financial and Accounting Officer)

/s/ Stuart Arbuckle	Director	March 2, 2020
Stuart Arbuckle

/s/ Todd Foley	Director	March 2, 2020
Todd Foley

/s/ Jennifer Good	Director	March 2, 2020
Jennifer Good

/s/ Christophe R. Jean	Director	March 2, 2020
Christophe R. Jean

/s/ Ed Mathers	Director	March 2, 2020
Ed Mathers

/s/ David W. J. McGirr	Director	March 2, 2020
David W. J. McGirr

/s/ David P. Meeker	Director	March 2, 2020
David P. Meeker

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